Exhibit 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial Officer
(708) 450-6759
STATE REGULATOR APPROVES MERGER OF
ROYAL AMERICAN BANK INTO MIDWEST BANK AND TRUST COMPANY
Melrose Park, Illinois (May 19, 2006) – Midwest Banc Holdings, Inc. (NASDAQ: MBHI) reported that the Illinois Department of Financial and Professional Regulation has approved the pending merger of Royal American Bank into Midwest Bank and Trust Company, following prior approval of the transaction by the Federal Reserve Board. Shareholders of Royal American will vote on the merger of Royal American Corporation into Midwest Banc Holdings, Inc. at a special meeting on May 30, 2006. Officers and directors of Royal American, who hold approximately 42% of that company’s outstanding shares, are committed to vote in favor of the transaction.
“We hope to complete the acquisition at the end of the second quarter, and we anticipate a positive impact on our operating performance in the third quarter of this year,” said James J. Giancola, president and chief executive officer of Midwest Banc Holdings, Inc. “We have identified approximately $1.8 million (after-tax) of cost savings at the combined organization that are expected to be realized starting in the third quarter of 2006.
“More important, we believe that we will be able to take advantage of revenue enhancement opportunities following the merger. As our teams work together to coordinate plans and growth strategies for the second half of the year, they are identifying additional potential improvements for all of us. Already, we have solidified several significant customer relationships on the basis of the combined resources of the two companies.”
The company plans to merge Royal American’s bank subsidiary into Midwest Bank and Trust Company, the primary subsidiary of Midwest Banc Holdings, Inc., to create a $2.9 billion bank with 24 branches serving the greater Chicago metropolitan area.
“As we work with Royal American’s first-rate executive team to create plans for the combined company, we gain added confidence that this transaction will provide substantial benefits to our customers, our employees and the over-all organization,” Giancola said. The integration planning started on February 8, 2006, and the process continues to be on path for the data process conversion scheduled for July 28, 2006.
Under the terms of the transaction, Midwest Banc Holdings will pay $133.3 million to acquire Royal American in a mix of 51% stock and 49% cash.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., and Midwest Bank Insurance Services, LLC.
ADDITIONAL INFORMATION
In connection with the proposed acquisition of Royal American Corporation (“Royal”) by Midwest Banc Holdings, Inc. (the “Company”), the Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Royal. The registration statement includes a proxy statement/prospectus which has been sent to the shareholders of Royal seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ROYAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Royal, 1604 W. Colonial Parkway, Inverness, Illinois 60067, Attention: Investor Relations (telephone number (847) 202-8300).
The Company, Royal and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Royal in connection with the merger transaction. For information about the Company’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its web site and at the address provided in the preceding paragraph. Information regarding Royal’s directors, executive officers and members of management and their respective interests in the proposed transaction is available in the proxy statement/prospectus of the Company and Royal described above and other relevant materials to be filed with the SEC.
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business, which should be considered in evaluating “Forward-Looking Statements.”